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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following unaudited pro forma condensed combined financial information has been prepared to give effect to the merger. The total estimated purchase price of the merger has been allocated on a preliminary basis to assets and liabilities based on management's best estimates of their fair value with the excess cost over the net assets acquired allocated to goodwill in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations ("FAS 141")." The adjustments to the unaudited pro forma combined condensed financial information are subject to change pending a final analysis of the total purchase price and the fair value of the assets and liabilities assumed. The impact of these changes could be material to the purchase price allocation as presented.

        The unaudited pro forma condensed combined balance sheet as of September 30, 2001 gives effect to the merger as if it had occurred on September 30, 2001, and combines the historical balance sheet of A.D.A.M. Inc. ("ADAM"), as of that date and the historical balance sheet of Integrative Medicine Communications, Inc. ("IMC") as of November 30, 2001. Since the acquisition was effected on December 3, 2001, our statement of operations for the nine months ended September 30, 2001 is combined with IMC's statement of operations for the nine months ended September 30, 2001. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2000 combines the historical statement of operations of ADAM for the year ended December 31, 2000 with the historical statement of operations of IMC for the year ended December 31, 2000. Because the following pro forma information is based on historical financial information as of those dates, the pro forma financial information does not reflect the transactions that occurred subsequent to those dates.

        The unaudited pro forma condensed combined financial information is based on estimates and assumptions. These estimates and assumptions are preliminary and have been made solely for purposes of developing this pro forma information. Unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during this period. This unaudited pro forma condensed combined financial information is based upon the respective historical financial statements of ADAM and IMC and related notes thereto, included in this filing and should be read in conjunction with those statements and the related notes.

Unaudited Pro Forma Condensed Combined Balance Sheet
(In Thousands)

	ADAM as of September 30, 2001	IMC as of November 30, 2001	Pro Forma Adjustments		Pro Forma Combined
Cash and cash equivalents	$3,521	$7	$—		$3,528
Investment securities	34	—	—		34
Accounts receivable, net	939	269	—		1,208
Prepaids and other	264	22	—		286
Non-interest bearing note receivable	125	—	—		125
Inventories	96	52	(32	)(a)	116

Total current assets	4,979	350	(32)		5,297
Restricted time deposits	291	—	—		291
Property and equipment, net	555	111	(86	)(a)	580
Non-interest bearing note receivable	66	—	—		66
Note receivable from officer	57	—	—		57
Intangibles assets, net	1,510	157	1,171	(a)	2,838
Goodwill	—	—	987	(a)	987
Other non current assets	32	9	—		41

Total assets	$7,490	$627	$2,040		$10,157

Accounts payable and accrued expenses	$855	$643	$—		$1,498
Deferred revenue	1,216	730	(316	)(a)	1,630
Capital lease obligation	—	33	—		33

Total current liabilities	2,071	1,406	(316)		3,161
Capital lease obligation, net of current portion	—	5	—		5

Total liabilities	2,071	1,411	(316)		3,166
Mandatorily redeemable convertible preferred stock	—	12,849	(12,849	)(a)	—
Common stock	66	11	(6	)(a)	71
Other shareholders' equity	5,353	(13,644)	15,211	(a)	6,920

Total liabilities and equity	$7,490	$627	$2,040		$10,157

Unaudited Pro Forma Condensed Combined Statement of Operations
(In Thousands, Except Per Share Amounts)

	ADAM Nine Months Ended September 30, 2001	IMC Nine Months Ended September 30, 2001	Pro Forma Adjustments		Pro Forma Combined
Revenues, net	$6,821	$1,532	$—		$8,353

Cost of revenues	852	473	(272	)(b)	1,053
General and administrative	1,627	713	—		2,340
Product and content development	1,766	776	—		2,542
Sales and marketing	1,451	583	—		2,034
Depreciation and amortization	664	124	214	(b)	1,002

Total operating expenses	6,360	2,669	(58)		8,971

Operating income (loss)	461	(1,137)	58		(618)
Interest income (expense), net	66	(12)	—		54
Realized loss on sale of investment securities	(62)	—	—		(62)
Realized gain on sale of assets	1,808	—	—		1,808

Income (loss) before losses from affiliate	2,273	(1,149)	58		1,182
Losses from affiliate	(232)	—	—		(232)

Net income (loss)	$2,041	$(1,149)	$58		$950

Basic net income (loss) per share	$0.32				$0.14

Weighted average number of common shares outstanding	6,372		470	(c)	6,842

Diluted net income (loss) per share	$0.32				$0.14

Weighted average number of common shares outstanding	6,417		494	(c)	6,911

Unaudited Pro Forma Condensed Combined Statement of Operations
(In Thousands, Except Per Share Amounts)

	ADAM	IMC
	Twelve Months Ended
	December 31, 2000	December 31, 2000	Pro Forma Adjustments		Pro Forma Combined
Revenues, net	$8,621	$2,586	$—		$11,207

Cost of revenues	742	999	(268	)(b)	1,473
General and administrative	3,323	1,354	—		4,677
Product and content development	4,091	1,936	—		6,027
Sales and marketing	2,958	2,258	—		5,216
Depreciation and amortization	2,410	209	242	(b)	2,861
Restructuring	733	—	—		733

Total operating expenses	14,257	6,756	(26)		20,987

Operating loss	(5,636)	(4,170)	26		(9,780)
Interest expense, net	(987)	(128)	—		(1,115)
Impairment of investment securities	(1,105)	—	—		(1,105)

Loss before losses from affiliate	(7,728)	(4,298)	26		(12,000)
Losses from affiliate	(126)	—	—		(126)

Net loss	$(7,854)	$(4,298)	$26		$(12,126)

Basic and diluted net loss per share	$(1.42)				$(2.02)

Weighted average number of common shares outstanding	5,536		470	(c)	6,006

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

NOTE 1. UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

        The pro forma condensed combined balance sheet gives effect to the merger as if it had occurred on September 30, 2001 with respect to the balance sheet of ADAM or on November 30, 2001, with respect to the balance sheet of IMC.

        On December 3, 2001, ADAM announced it would acquire all the outstanding common stock of IMC by issuing 470,000 shares of ADAM common stock. In addition, ADAM issued options to purchase shares of ADAM common stock. The following adjustments have been reflected in the unaudited pro forma condensed combined balance sheet:

  (a)
  To record common stock and options issued to the stockholders of IMC, the elimination of IMC equity and the application of purchase accounting including the write-down of deferred revenue to the estimated cost of the underlying obligations assumed in the transaction.

        Under purchase accounting, the total purchase price will be allocated to IMC's assets and liabilities based on their fair values as required by SFAS No. 141, "Business Combinations". The allocations are subject to valuations as of the date of the consummation of the merger. The amounts and components of the estimated purchase price along with the preliminary allocation of the estimated purchase price to net assets purchased are presented below.

        The assumed total purchase price of approximately $1,572,000 consists of 470,000 shares of ADAM's common stock assumed to be issued with a fair value of $1,284,000; approximately 59,000 vested and unvested stock options with an estimated fair value of $160,000; and estimated direct transaction costs of approximately $128,000.

        The 470,000 shares of ADAM common stock to be issued is based upon the initial number as stated in the merger agreement, subject to adjustment based on the terms of the merger agreement. The fair value of ADAM's common stock was determined as the average market price from November 29, 2001 to December 5, 2001, which includes two trading days prior and two trading days subsequent to the public announcement of the merger. The fair value of the common stock options were estimated using the Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 4.85%, expected life of 10 years, expected dividend rate of 0%, and volatility of 114%.

        The total purchase price will be allocated to assets acquired, including tangible and intangible assets, and liabilities assumed based on the fair value of such assets and liabilities on the date of acquisition. The Company is currently performing an evaluation of the intangible assets, fixed assets and deferred revenues, which is expected to be completed March 14, 2002. In addition, management is in the process of assessing and formulating its integration plans, which are expected to include employee separations and eliminations of duplicate facilities.

        Allocation of Purchase Price:

Fair value of assets acquired, net of liabilities assumed	$(742,646)
Intangible assets	1,327,810
Goodwill	987,208

Net assets acquired	$1,572,372

        The actual allocation of the purchase price will depend upon the composition of IMC's net assets on the closing date and ADAM's evaluation of the fair value of the net assets as of that date.

NOTE 2. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

        The unaudited pro forma condensed combined statement of operations gives effect to the merger as if it had occurred at the beginning of the periods presented.

        The following adjustments have been reflected in the unaudited pro forma condensed combined statement of operations:

  (b)
  To reduce depreciation on revalued property, plant and equipment, to remove the historical amortization on IMC intangible assets and goodwill and to record amortization of intangible assets resulting from the allocation of the purchase price. In accordance with FAS 141, acquired goodwill is not amortized. The pro forma adjustment assumes intangible assets will be amortized on a straight-line basis over the following estimated lives:

Acquired software	3 years
Acquired medical content	3 years
Customer Contracts	3 years
  (c)
  To reflect the estimated shares of ADAM's common stock to be issued as consideration for the merger.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Unaudited Pro Forma Condensed Combined Balance Sheet (In Thousands)
Unaudited Pro Forma Condensed Combined Statement of Operations (In Thousands, Except Per Share Amounts)
Unaudited Pro Forma Condensed Combined Statement of Operations (In Thousands, Except Per Share Amounts)
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS